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                        MORTGAGE, SECURITY AGREEMENT, AND
                         ASSIGNMENT OF RENTS AND LEASES


                                      from


                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF MONTGOMERY

                                       and

                                  ALCOOL, INC.

                                       to


                                SOUTHTRUST BANK,
                              NATIONAL ASSOCIATION


                          dated as of February 1, 1999


                           This instrument prepared by

                                 John F. Andrews
                              Capell & Howard, P.C.
                                 P. O. Box 2069
                            Montgomery, AL 36102-2069
                                 (334) 241-8000


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


                                TABLE OF CONTENTS

                        Mortgage, Security Agreement and
                         Assignment of Rents and Leases


                                                                           Page

                  Parties....................................................1
                  Recitals...................................................1

                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application

Section 1.01      Definitions................................................2
Section 1.02      Effect of Headings and Table of Contents...................6
Section 1.03      Date of Mortgage...........................................6
Section 1.04      Separability Clause........................................6
Section 1.05      Governing Law..............................................6
Section 1.06      Counterparts...............................................6

                                   ARTICLE II

                                Granting Clauses

I.                The Project Equipment......................................6
II.               Personal Property and Fixtures.............................7
III.              Condemnation Awards and Insurance Proceeds.................7
IV.               Special Funds..............................................7
V.                Leases and Rents...........................................7
VI.               Lease Agreement and Rights Thereunder......................8
VII.              Other......................................................8

                                   ARTICLE III

                         Representations and Warranties

Section 3.01      Board Representations and Warranties.......................9
Section 3.02      Alcool Representations and Warranties......................9


                                       (i)

                                   ARTICLE IV

                               Covenants of Alcool

Section 4.01      Payment of Taxes and Other Assessments....................10
Section 4.02      Insurance.................................................10
Section 4.03      Condemnation Awards.......................................11
Section 4.04      Waste, Demolition, Alteration or Replacement..............11
Section 4.05      Compliance by Alcool with Terms of Other
                  Financing Documents.......................................11
Section 4.06      Environmental Compliance..................................11

                                    ARTICLE V

                      Transfer of, or Liens on, Collateral

Section 5.01      Limitation on Conveyance and Encumbrance..................13

                                   ARTICLE VI

                                   Defeasance

Section 6.01      Satisfaction of Mortgage..................................13

                                   ARTICLE VII

                                Events of Default

Section 7.01      Defaults..................................................14

                                  ARTICLE VIII

                           Rights of Bank Upon Default

Section 8.01      Acceleration of Indebtedness..............................15
Section 8.02      Operation of Collateral by Bank...........................15
Section 8.03      Judicial Proceedings; Right to Receiver...................16
Section 8.04      Foreclosure Sale..........................................16
Section 8.05      Project Equipment.........................................17
Section 8.06      Conveyance After Sale.....................................17
Section 8.07      Rents and leases..........................................18
Section 8.08      Application of Proceeds...................................18
Section 8.09      Multiple Sales............................................19


                                      (ii)

Section 8.10      Waiver of Appraisement Laws...............................19

                                   ARTICLE IX

                            Miscellaneous Provisions

Section 9.01      General Provisions Regarding Remedies.....................20
Section 9.02      Landlord-Tenant Relationship..............................20
Section 9.03      Enforceability............................................20
Section 9.04      Application of Payments...................................20
Section 9.05      Advances by Bank..........................................21
Section 9.06      Release or Extension by Bank..............................21
Section 9.07      Partial Payments..........................................21
Section 9.08      Addresses for Notices.....................................21
Section 9.09      Construction of Mortgage..................................22
Section 9.10      Limitation of Liability...................................22
Section 9.11      Cooperation with Alcool...................................23
Section 9.12      Collection and Disposition of Revenues and Receipts.......23
Section 9.13      Board to Keep Project Equipment Leased....................23
                  Testimonium...............................................24
                  Signatures and Acknowledgements...........................24

                  Exhibit A - Real Property
                  Exhibit B - Project Equipment




                                      (iii)

                        MORTGAGE, SECURITY AGREEMENT, AND
                         ASSIGNMENT OF RENTS AND LEASES

         THIS MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT OF RENTS AND LEASES dated as of February 1, 1999 is entered into by THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, a public corporation under the laws of Alabama (the "Board"), and ALCOOL, INC., a corporation organized under the laws of the State of Alabama ("Alcool") for the benefit of SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    Recitals

         Alcool has requested that The Industrial Development Board of the City of Montgomery (the "Board") issue its $2,460,000 aggregate principal amount of Variable Rate Industrial Development Revenue Bonds (Alcool, Inc. Project) Series 1999 (the "Bonds") in order to provide long-term financing for the cost of acquiring certain manufacturing machinery and related personal property for use by Alcool in the manufacture of aluminum heat exchanger coils (the "Project Equipment"). The Project Equipment will be located in a building (the "Project Building") owned by the Board and leased to Industrial Partners, a general partnership ("Industrial Partners"), pursuant to a Lease Agreement dated February 1, 1999 (the "Building Lease"). The Project Building will be subleased by Industrial Partners to Alcool pursuant to a Lease Agreement dated December 9, 1998 (the "Building Sublease").

         The Bonds will be issued pursuant to a Trust Indenture dated February 1, 1999 (the "Indenture") between the Board and SouthTrust Bank, National Association (acting in such capacity, the "Trustee"). The Board will use the proceeds of the Bonds (i) to reimburse Alcool for sums previously expended by Alcool for the Project Equipment and (ii) to pay the remaining costs of the Project Equipment. The Board will lease the Project Equipment to Alcool pursuant to a Lease Agreement dated as of February 1, 1999 (the "Lease Agreement") and Alcool will pay rent to the Board sufficient to pay the debt service on the Bonds.

         As security for the payment of the Bonds, Alcool and its parent corporation, Peregrine Industries, Inc., a Florida corporation ("Peregrine" and together with Alcool, the "Credit Obligors") will cause SouthTrust Bank, National Association (herein, in its capacity as issuer of the initial letter of credit referred to below, called the "Bank"), to issue an irrevocable letter of credit in favor of the Trustee in the amount of (i) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal amount of the Bonds when due and to pay the principal portion of the purchase price of Bonds tendered (or deemed tendered) for purchase, plus (ii) interest on the Bonds for a period of 50 days at the rate of 13% per annum, to enable the Trustee to pay interest on the Bonds when due and to pay the interest portion of the purchase price of Bonds tendered (or deemed tendered) for purchase. The initial letter of credit to be delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Indenture are herein referred to as the "Letter of Credit."

         As security for the Credit Obligors' obligations under the Credit Agreement with respect to the Letter of Credit, the Credit Obligors and the Board will execute this Mortgage, Security Agreement and Assignment of Rents and Leases dated as of February 1, 1999 (the "Mortgage") in favor of the Bank, whereby the Bank will be granted a mortgage on and security interest in the Project Equipment and the interest of Alcool as lessee under the Building Sublease.

         As additional security for the Credit Obligors' obligations under the Credit Agreement with respect to the Letter of Credit, Merrill A. Yarbrough, Jr. will execute an Individual Guaranty Agreement dated as of February 1, 1999 in favor of the Bank and Peregrine Global, Inc., a United States Virgin Islands corporation will execute a Corporate Guaranty Agreement dated as of February 1, 1999 in favor of the Bank.

         References herein to the "Creditor Obligors" refers to the Credit Obligors, jointly and severally, unless the context clearly indicates to the contrary.

         NOW, THEREFORE, in consideration of the foregoing recitals and to induce the Bank to enter into the Credit Agreement and to cause the issuance the Letter of Credit, and in consideration of the payment of Ten Dollars and other good and valuable consideration by the Bank to the Board and Alcool, and to secure the prompt payment of all amounts due under the Credit Agreement and this Mortgage, and also to secure the full and complete performance of each and every obligation, covenant, duty and agreement of the Board and Alcool contained in this Mortgage and the Credit Agreement:

                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application

         Section 1.01    Definitions.

         For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

          (1) The terms defined in this Article have the meanings assigned to them in this Article. Singular terms shall include the plural as well as the singular and vice versa and words connoting one gender shall refer to all genders.

         (2) All references in this instrument to designated "articles," "sections" and other subdivisions are to the designated articles, sections and subdivisions of this instrument as originally executed.

         (3) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular article, section or other subdivision.

         (4) The term "person" shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

         (5) Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture.

         "Bank" shall mean SouthTrust Bank, National Association, a national banking association, in its capacity as issuer of the Letter of Credit, its successors and assigns.

         "Board" shall mean The Industrial Development Board of the City of Montgomery, a public corporation organized under the laws of the State of Alabama, and its successors and assigns.

         "Bonds" shall mean the $2,460,000 aggregate principal amount of Variable/Fixed Rate Industrial Development Revenue Bonds (Alcool, Inc. Project) Series 1999, issued by the Board pursuant to the Indenture.

         "Building Sublease" shall mean the Lease Agreement dated December 9, 1998 pursuant to which Industrial Partners has subleased the Project Site and the Project Building to Alcool.

         "Code" shall mean the Internal Revenue Code of 1986, and all amendments thereto.

         "Collateral" shall mean all property and rights mortgaged, assigned, pledged or otherwise subject to the lien of this Mortgage.

         "Condemnation Awards" shall have the meaning stated in the third Granting Clause of Article II.

         "Corporate Guaranty Agreement" shall mean the Corporate Guaranty Agreement dated as of February 1, 1999 executed by Peregrine Global, Inc. in favor of the Bank.

         "Credit Agreement" shall mean that certain Credit Agreement dated as of February 1, 1999 among Alcool, Peregrine and the Bank, including any amendments or supplements to such instrument entered into pursuant to the applicable provisions thereof.

         "Credit Amount" shall mean the maximum amount available to be drawn under the Letter of Credit, as reduced from time to time and reinstated from time to time pursuant to the terms and conditions of the Letter of Credit.

         "Deerfield Security Agreement" shall mean the Security Agreement dated as of February 1, 1999 between Peregrine and the Bank relating to certain machinery and equipment of Peregrine located in Deerfield, Florida.

         "Event of Default" shall have the meanings stated in Article VII. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

         "Financing Documents" shall mean (1) the Indenture, (2) the Lease Agreement, (3) the Building Sublease, (4) the Credit Agreement, (5) this Mortgage, (6) the Deerfield Security Agreement, (7) the Individual Guaranty Agreement, and (8) the Corporate Guaranty Agreement.

         "Indenture" shall mean that certain Trust Indenture dated as of February 1, 1999 between the Board and the Trustee, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

         "Individual Guaranty Agreement" shall mean the Individual Guaranty Agreement dated as of February 1, 1999 executed by Merrill A. Yarbrough, Jr. in favor of the Bank.

         "Lease Agreement" shall mean the Lease Agreement between the Board and Alcool dated as of February 1, 1999, and all amendments thereto.

         "Leases" shall have the meaning stated in the fifth Granting Clause of
Article II.

         "Letter of Credit" shall mean the letter of credit with respect to the Bonds to be issued by the Bank in favor of the Trustee pursuant to the Credit Agreement.

         "Mortgage" shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more instruments entered into pursuant to the applicable provisions hereof.

         "Obligations" shall mean:

                  (1) all letter of credit commissions, fees, charges and costs becoming due and payable under the Credit Agreement in accordance with the terms thereof;

                  (2) all amounts becoming due and payable under the Credit Agreement in accordance with the terms thereof as reimbursement of sums paid under the Letter of Credit;

                  (3) all interest on late payments becoming due and payable under the Credit Agreement in accordance with the terms thereof;

                  (4) all amounts becoming due and payable under the Credit Agreement in accordance with the terms thereof upon the occurrence and continuance of an event of default, as therein defined, under the Credit Agreement;

                  (5) all amounts payable by Alcool under the Credit Agreement as reimbursement of increased costs to the Bank caused by changes in laws or regulations or in the interpretation thereof;

                  (6) all other amounts payable by Alcool under the Credit Agreement;

                  (7) all amounts payable by Alcool under the terms of this Mortgage (including but not limited to reimbursement for advancements made by the Bank under this Mortgage) and any other security agreements, bank mortgage or other documents now or hereafter evidencing or securing Alcool's performance of its obligations under the Credit Agreement; and

                  (8) all renewals and extensions of any or all the obligations of Alcool described in paragraphs (1) through (7) above (including without limitation any renewal or extension of, and any substitute for, the Letter of Credit), whether or not any renewal or extension agreement is executed in connection therewith.

         "Peregrine" shall mean Peregrine Industries, Inc., a Florida corporation.

         "Permitted Encumbrances" shall mean restrictions, exceptions, reservations, conditions, limitations, interests and other matters affecting title to the Project Equipment as approved by the Bank in writing.

         "Project" shall mean the Project Site, the Project Building and the Project Equipment, as they may at any time exist.

         "Project Building" shall mean the certain building and all other structures now located on the Project Site or hereafter acquired or constructed on the Project Site.

         "Project Equipment" shall mean the machinery, equipment, furnishings, fixtures and other personal property described on Exhibit B and all other machinery, equipment, furnishings, fixtures and other personal property of Alcool or the Board now or hereafter located on the Project Site and used in the operation of the Project.

         "Project Site" shall mean the real property described in Exhibit A hereto.

         "Qualified Investments" shall have the meaning set forth therefor in the Indenture.

         "Remarketing Agreement" shall mean that certain Remarketing Agreement dated as of February 1, 1999 among Alcool, the Board and Merchant Capital L.L.C., as remarketing agent.

         "Rents" shall have the meaning stated in the fifth Granting Clause of
Article II.

         "Special Funds" shall mean all funds and accounts established pursuant to the Indenture.

         "Trustee" shall mean SouthTrust Bank, National Association, in its capacity as Trustee under the Indenture, and its successors and assigns.

         Section 1.02    Effect of Headings and Table of Contents.

         The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.03   Date of Mortgage.

         The date of this Mortgage is intended as and for a date for the convenient identification of this Mortgage and is not intended to indicate that this Mortgage was executed and delivered on said date.

         Section 1.04    Separability Clause.

         If any provision in this Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.05    Governing Law.

         This Mortgage shall be construed in accordance with and governed by the laws of the State of Alabama.

         Section 1.06    Counterparts.

         This Mortgage may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE II

                                Granting Clauses

         The Board and Alcool have bargained and sold and hereby grant, bargain, sell, transfer, assign, set-over and convey to the Bank, its successors and assigns, the property and interests in property described in the following Granting Clauses, and the Board and Alcool have granted and do hereby grant to the Bank security title to and a continuing security interest in said property and interests in property and all proceeds and products thereof.

                                       I.

                             (The Project Equipment)

         The Project Equipment.


                                       II.

                             (The Building Sublease)

         All right, title and interest of Alcool in and under the Building Sublease.


                                      III.

                  (Condemnation Awards and Insurance Proceeds)

         All awards or payments, including all interest thereon, together with the right to receive the same, that may be made to the Board or Alcool with respect to the Collateral as a result of the exercise of the right of eminent domain, any damage to or destruction of the Collateral or any part thereof, or any other injury to or decrease in the value of the Collateral (herein referred to as "Condemnation Awards"), and all right, title and interest of the Board or Alcool in and to any policies of insurance (and the proceeds thereof) with respect to any damage to or destruction of the Collateral.


                                       IV.

                                 (Special Funds)

         Money and investments from time to time on deposit in, or forming a part of, and accounts established under the Indenture (herein referred to as the "Special Funds"), subject to the prior lien of the Indenture with respect to the Special Funds and the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth therein.


                                       V.

                               (Leases and Rents)

         (a) All written or oral leases or other agreements for the use or occupancy of all or any portion of the Collateral with respect to which the Board or Alcool is the lessor and any and all extensions and renewals thereof, now or hereafter existing (collectively, the "Leases");

         (b) Any and all guaranties of performance by lessees under the Leases;

         (c) The immediate and continuing right to collect and receive all the rents, income, receipts, revenues, issues and profits now due or that may hereafter become due or to which the Board or Alcool may now be or may hereafter (including during the period of redemption, if any) become entitled to demand or claim, arising or issuing from or out of the Leases or from or out of the Collateral, or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, common area maintenance charges, parking charges, tax and insurance premium contributions, liquidated damages upon default, the premium payable by any lessee upon the exercise of any cancellation privilege provided for in any of the Leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Collateral, together with any and all rights and claims of any kind that Alcool may have against any such lessee under the Leases or against any sublessees or occupants of the Collateral, all such moneys, rights and claims described in this subparagraph (c) being hereinafter referred to as the "Rents"; provided, however, that so long as no Event of Default has occurred under this Mortgage, Alcool shall have the right under a license granted hereby (but limited as provided in Section 8.07 of this Mortgage) to collect, receive and retain the Rents (but not prior to accrual thereof); and

         (d) Any award, dividend or other payment made hereafter to Alcool in any court procedure involving any of the lessees under the Leases in any bankruptcy, insolvency or reorganization proceeding in any state or federal court and any and all payments made by lessees in lieu of rent, Alcool hereby appointing the Bank as Alcool's irrevocable attorney-in-fact to appear in any action and collect any such award, dividend or other payment.


                                       VI.

                     (Lease Agreement and Rights Thereunder)

         Alcool's leasehold estate and all other right, title and interest of Alcool under and pursuant to the Lease Agreement, together with all the rights, privileges and options set forth therein, and the rights of the Board under and pursuant to the Lease Agreement, all lease rentals, revenues and receipts derived by the Board from the leasing or sale of the Project Equipment, including without limitation all rentals, revenues and receipts to be received by the Board under and pursuant to the Lease Agreement, subject, however, to the prior right of the Trustee to all such lease rentals, revenues and receipts so long as there is no Event of Default existing hereunder.

                                      VII.

                                     (Other)

         Any and all other real or personal property of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred to the Bank as and for additional security hereunder by the Board or Alcool or by anyone in the behalf of, or with the written consent of, the Board or Alcool.

         All of the property described in the foregoing Granting Clauses I through VII, both inclusive, is herein sometimes together referred to as the "Collateral."

         TO HAVE AND TO HOLD the Collateral, together with all the rights, privileges and appurtenances thereunto belonging, unto the Bank, as its successors and assigns, forever.

                                   ARTICLE III

                         Representations and Warranties

         Section 3.01    Board Representations and Warranties.

         To induce the Bank to enter into the Credit Agreement and to cause the issuance of the Letter of Credit, the Board represents and warrants that:

                  (1) Valid Title and Related Warranties. Alcool is lawfully seized of a leasehold interest in and to the Project Equipment pursuant to the Lease Agreement. The Board is lawfully seized of an indefeasible estate in and to, and good title to, the Project Equipment; the Board has a good right to sell and mortgage the Collateral; the Collateral is subject to no liens, encumbrances or security interests other than Permitted Encumbrances; and the Board will forever warrant and defend the title to the Collateral unto the Bank against the claims of all persons whomsoever, except those claiming under Permitted Encumbrances. It is expressly understood and agreed that, with respect to the Special Funds, the lien created by this Mortgage is junior and subordinate to the lien created by the Indenture.

                  (2) Maintenance of Lien Priority. The Board shall take all steps necessary to preserve and protect the validity and priority of the liens on and security interests in the Collateral created hereby. The Board shall execute, acknowledge and deliver such additional instruments as the Bank may deem necessary in order to preserve, protect, continue, extend or maintain the lien and security interest created hereby as a lien on and security interest in the Collateral subject only to Permitted Encumbrances, except as otherwise permitted under the terms of this Mortgage. All costs and expenses incurred in connection with the protection, preservation, continuation, extension or maintaining of the liens and security interests hereby created shall be paid by Alcool.

         Section 3.02    Alcool Representations and Warranties.

                  To induce the Bank to enter into the Credit Agreement and to cause the issuance of the Letter of Credit, Alcool represents and warrants that:

                  (1) Valid Title and Related Warranties. Alcool is lawfully seized of a leasehold interest in and to the Project Equipment pursuant to the Lease Agreement. Alcool has a good right to sell and mortgage its rights in the Collateral; the Collateral is subject to no liens, encumbrances or security interests other than Permitted Encumbrances; and Alcool will forever warrant and defend the title to the Collateral unto the Bank against the claims of all persons whomsoever, except those claiming under Permitted Encumbrances. It is expressly understood and agreed that, with respect to the Special Funds, the lien created by this Mortgage is junior and subordinate to the lien created by the Indenture.

                  (2) Maintenance of Lien Priority. Alcool shall take all steps necessary to preserve and protect the validity and priority of the liens on and security interests in the Collateral created hereby. Alcool shall execute, acknowledge and deliver such additional instruments as the Bank may deem necessary in order to preserve, protect, continue, extend or maintain the lien and security interest created hereby as a lien on and security interest in the Collateral subject only to Permitted Encumbrances, except as otherwise permitted under the terms of this Mortgage. All costs and expenses incurred in connection with the protection, preservation, continuation, extension or maintaining of the liens and security interests hereby created shall be paid by Alcool.

                  (3) Toxic or Hazardous Substances. To the best of Alcool's knowledge no toxic or hazardous substances (including without limitation asbestos) have been located, stored or dumped on the Project Site, or used in connection with, or in the construction or operation of the Project, or any part thereof.

                                   ARTICLE IV

                               Covenants of Alcool

         Section 4.01    Payment of Taxes and Other Assessments

         Alcool will pay or cause to be paid all taxes, assessments and other governmental, municipal or other public dues, charges, fines or impositions imposed or levied upon the Collateral, or on the interests created by this Mortgage or with respect to the filing of this Mortgage, and any tax or excise on rents or other tax, however described, assessed or levied by any state, federal or local taxing authority as a substitute, in whole or in part, for taxes assessed or imposed on the Collateral or on the lien and other interests created by this Mortgage, and at least 10 days before said taxes, assessments and other governmental charges are due, Alcool will deliver receipts therefor to the Bank or, in the case of mortgage filing privilege taxes, pay to the Bank an amount equal to the taxes. Alcool may, at its own expense, in good faith contest any such taxes, assessments and other governmental charges and, in the event of any such contest, may permit the taxes, assessments or other governmental charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period enforcement of such contested items shall be effectively stayed. Any tax or assessment levied, assessed or imposed by any governmental authority on the Bank as a legal holder of any of the Obligations or any interest in this Mortgage (other than federal and state income taxes), shall be paid by Alcool promptly after they become due and payable but in any event before they become delinquent unless such payment by Alcool is unlawful.

         Section 4.02    Insurance

         (a) Alcool shall keep or cause to be kept the Collateral insured against loss or damage by fire, windstorm, extended coverage perils, vandalism, malicious mischief and such other hazards, casualties or other contingencies as from time to time may be required by the Bank (including but not limited to builder's risk during the period of construction or repair of the Project), in such amounts, in such manner and in such companies as the Bank may reasonably approve, including but not limited to all insurance required to be maintained under the terms of the Credit Agreement.

         (b) If the Project Equipment or any part thereof is damaged or destroyed by fire or other casualty, Alcool shall comply with the provisions of
Section 4.14 of the Credit Agreement.

         Section 4.03    Condemnation Awards

         The entire proceeds of any Condemnation Award shall be applied as provided in Section 4.15 of the Credit Agreement.

         Section 4.04    Waste,  Demolition,  Alteration or Replacement

         Alcool will cause the Collateral and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition, will not commit or permit waste thereon, will not remove, demolish or materially alter the design or structural character of its Project Equipment without the express prior written consent of the Bank, will comply with all laws and regulations of any governmental authority with reference to the Collateral and the manner and use of the same, and will from time to time make all necessary and proper repairs, renewals, additions and restorations thereto so that the value and efficient use thereof shall be preserved and maintained. Alcool agrees not to remove any of the fixtures or personal property included in the Collateral except as may be permitted by the Credit Agreement.

         Section 4.05    Compliance by Alcool with Terms of Other Financing
                         Documents

         Alcool shall comply, fully and faithfully, with all of its obligations under the other Financing Documents. If Alcool fails or refuses to do so, the Bank may, but shall not be required to, perform any and all of such obligations of Alcool under the other Financing Documents, including but not limited to the payment of any or all sums due from Alcool thereunder. Any sums so paid by the Bank shall constitute part of the Obligations and shall be secured hereby.

         Section 4.06    Environmental Compliance

         (a) Alcool shall (1) not, and shall not permit any other person to, bring any Hazardous Substances onto the Project Site except any such Hazardous Substances that are used in the ordinary course of the contemplated businesses as to be conducted on the Project Site and that are handled, stored, used and disposed of in accordance with applicable Environmental Laws; (2) if any other Hazardous Substances are brought on the Project Site, immediately remove and properly dispose of the same in accordance with applicable Environmental Laws;
(3) cause the operations conducted on the Project Site (including all operations conducted thereon by other persons) to comply with all Environmental Laws; (4) permit the Bank from time to time to inspect the Project Site and observe the operations thereon; (5) undertake any and all preventive, investigatory and remedial action (including emergency response, removal, clean up, containment and other remedial action) that is caused by Alcool and (A) required by any applicable Environmental Law or (B) necessary to prevent or minimize any property damage (including damage to any of the Project Site), personal injury, or harm to the environment, or the threat of any such damage or injury, by releases of or exposure to Hazardous Substances in connection with the operations on the Project Site; (6) promptly give notice to the Bank in writing if Alcool should become aware of (A) any spill, release or disposal of any Hazardous Substances, or imminent threat thereof, at the Project Site, in connection with the operations on the Project Site, or at any adjacent property that could migrate to, through or under the Project Site, (B) any violation of Environmental Laws regarding the Project Site or operations on the Project Site, and (C) any investigation, claim or threatened claim under any Environmental Law, or any notice of violation under any Environmental Law, involving Alcool or the Project Site; and (7) deliver to the Bank, at the Bank's request, copies of any and all documents in Alcool's possession or to which Alcool has access relating to Hazardous Substances or Environmental Laws and the Project Site, and the operations on the Project Site, including laboratory analyses, site assessments or studies, environmental audit reports and other environmental studies and reports.

         (b) If the Bank at any time reasonably believes that Alcool is not complying with all applicable Environmental Laws or the requirements hereof regarding the same, or that a material spill, release or disposal of Hazardous Substances has occurred on or under the Project Site, the Bank may require Alcool to furnish to the Bank an environmental audit or site assessment reasonably satisfactory to the Bank with respect to the matters of concern to the Bank. Such audit or assessment shall be performed at Alcool's expense by a qualified consultant approved by the Bank.

         (c) Alcool hereby warrants that, to the best of the information, knowledge and belief thereof (1) there are no civil, criminal or administrative environmental proceedings involving the Project Site that are pending or to Alcool's knowledge threatened; (2) Alcool knows of no facts or circumstances that might give rise to such a proceeding in the future; (3) the Project Site is in compliance with all applicable federal, state and local statutory and regulatory environmental requirements; and (4) the Project Site is free from any and all Hazardous Substances.

         (d) Alcool shall defend, indemnify and save harmless the Bank and the Board from and against any and all claims, causes of action, judgments, damages, fines, penalties, and other losses, costs and expense, including reasonable attorneys' fees and costs of investigation and litigation, asserted against or suffered by the Bank that are related to or arise out of or result from the presence of Hazardous Substances which result from Alcool's use and occupancy of the Project Site and any clean up or removal of, or other remedial action with respect to, any Hazardous Substances which result from Alcool's use and occupancy of the Project Site, or any part thereof, that may be required by any Environmental Law or Governmental Authority. The provisions of this Section 4.06 shall survive the payment of the Bonds in full and the termination, satisfaction, release (in whole or in part) and the foreclosure of this Mortgage with respect to claims and losses asserted against or suffered by the Bank.

         For purposes of this Section 4.06 the following terms shall have the following meanings:

         "Environmental Law" shall mean and include all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any Governmental Authority applicable to Alcool or the Project Site (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq.) relating to pollution or protection of human health or the environment, including any relating to Hazardous Substances.

         "Governmental Authority" shall mean any federal, state, county, municipal, or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

         "Hazardous Substances" shall mean and include all pollutants, contaminants, toxic or hazardous wastes and other substances (including asbestos, urea formaldehyde, foam insulation and materials containing either petroleum or any of the substances referenced in Section 101(14) of CERCLA), the removal of which is required or the manufacture, use, maintenance and handling of which is regulated, restricted, prohibited or penalized by an Environmental Law, or, even though not so regulated, restricted, prohibited or penalized, might pose a hazard to the health and safety of the public or the occupants of the property on which it is located or the occupants of the property adjacent thereto.

                                    ARTICLE V

                      Transfer of, or Liens on, Collateral

         Section 5.01    Limitation on Conveyance and Encumbrance

         Alcool covenants and agrees that it will not, without the express prior written consent of the Bank, sell, transfer, convey or otherwise dispose of, or create, or permit or suffer to exist, any lien, security interest or other encumbrance (other than Permitted Encumbrances) on, all or any part of the Collateral (including but not limited to any Leases and Rents) or any interests therein, it being expressly understood and agreed that a violation of the provisions of this Article V shall constitute an Event of Default under this Mortgage. Any sale, transfer, conveyance, other disposition or act of creating, permitting or suffering to exist any lien, security interest or other encumbrance in violation of this Article V shall be null, void and of no effect.

                                   ARTICLE VI

                                   Defeasance

         Section 6.01    Satisfaction of Mortgage

         If (i) Alcool shall pay in full and discharge all the Obligations; and
(ii) the Letter of Credit shall then be terminated; then this Mortgage and the grants and conveyances contained herein shall become null and void, and the Collateral shall revert to the Board and Alcool, and the entire estate, right, title and interest of the Bank shall thereupon cease; and the Bank shall, upon the request of Alcool and at Alcool's cost and expense, deliver to the Board and Alcool proper instruments acknowledging satisfaction of this instrument and terminating all financing statements filed in connection herewith; otherwise, this Mortgage shall remain in full force and effect. Notwithstanding anything to the contrary contained in this Article VI or elsewhere in this Mortgage, it is expressly understood and agreed that, although there may be from time to time occasions when no Obligations shall be outstanding, this Mortgage and the lien hereof and security interests created hereby shall nevertheless remain in full force and effect, and none of the estate, right, title and interest of the Bank passing by this Mortgage shall divest nor shall the Collateral revert to the Board and Alcool, so long as any one or more or all of the following circumstances exist:

                  (1) the Letter of Credit has been issued and is outstanding;
         or

                  (2) any Obligations are outstanding.

                                   ARTICLE VII

                                Events of Default

         Section 7.01    Defaults

         Any one or more of the following shall constitute an event of default (an "Event of Default") under this Mortgage (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the performance, or breach, of any covenant, condition or agreement on the part of Alcool contained in Sections 4.01 and 4.02 or Article V hereof; or

                  (2) default in the performance, or breach, of any covenant or warranty of Alcool in this Mortgage (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically described), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to Alcool by the Bank a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder; or

                  (3) any representation or warranty made by Alcool herein or in any document, instrument or certificate furnished to the Bank in connection with the issuance of the Letter of Credit or the consummation of the transactions contemplated by the Financing Documents shall at any time prove to have been false or incorrect in any material respect as of the time made; or

                  (4) the occurrence of an event of default, as therein defined, under the Credit Agreement or any other Financing Document and the expiration of the applicable grace period, if any, specified therein; or

                  (5) the interest of the Bank in the Collateral shall become endangered by reason of the enforcement of any prior lien or encumbrance thereon (other than Permitted Encumbrances or the lien of the Indenture with respect to the Special Funds); or

                  (6) the lien or security interest created by this Mortgage is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral.

                                  ARTICLE VIII

                           Rights of Bank Upon Default

         Section 8.01    Acceleration of Indebtedness

         If an Event of Default exists, the Bank may notify the Trustee that an event of default, as therein defined, under the Credit Agreement has occurred and is continuing (it being agreed that the occurrence of an Event of Default hereunder shall constitute an event of default under the Credit Agreement) and may, by notice to Alcool, effective upon dispatch, declare all of the Obligations, including but not limited to the obligation of Alcool to reimburse the Bank under the Credit Agreement, to be forthwith due and payable, whereupon all the Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Alcool, and the Bank may immediately enforce payment of all such amounts and exercise any or all of its rights and remedies under this Mortgage and the Credit Agreement and available at law or equity.

         Section 8.02    Operation of Collateral by Bank

         In addition to all other rights herein and in the Credit Agreement conferred on the Bank, if an Event of Default exists, the Bank (or any person, firm or corporation designated by the Bank) may, but shall not be obligated to, enter upon and take possession of any or all of the Collateral, exclude Alcool therefrom, and hold, use, administer, manage and operate the same to the extent that Alcool could do so, without any liability to Alcool resulting therefrom; and the Bank may collect, receive and receipt for all proceeds accruing from such operation and management, make repairs and purchase needed additional property, and exercise every power, right and privilege of Alcool with respect to the Collateral.

         Section 8.03    Judicial Proceedings; Right to Receiver

         If an Event of Default exists, the Bank, in lieu of or in addition to exercising the power of sale hereinafter given, may proceed by suit for a foreclosure of its lien on and security interest in the Collateral, to sue Alcool for damages on account of or arising out of said default or breach, or to sue Alcool for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right or remedy, whether under this Mortgage, the Credit Agreement or otherwise. The Bank shall be entitled, as a matter or right, upon bill filed or other proper legal proceedings being commenced for the foreclosure of this Mortgage, to the appointment by any competent court or tribunal, without notice to Alcool or any other party, of a receiver of the rents, issues and profits of the Collateral, with power to lease and control the Collateral and with such other powers as may be deemed necessary, subject to the rights of the Trustee under the Indenture.

         Section 8.04    Foreclosure Sale

         This Mortgage shall be subject to foreclosure and may be foreclosed as now provided by law in case of past due mortgages, and the Bank shall be authorized, at its option, whether or not possession of the Collateral is taken, after giving 21 days' notice by publication once a week for three consecutive weeks of the time, place and terms of each such sale together with a description of the property to be sold by publication in some newspaper published in Montgomery County, Alabama, to sell, or cause to be sold, all and singular the Collateral, and all the estate, right, title and interest therein, in front of the courthouse door of the Montgomery County Courthouse, at public outcry, between the hours of 11:00 A.M. and 4:00 P.M., local time, to the highest bidder for cash, or otherwise foreclose this mortgage as provided by applicable law. The Bank, its successors and assigns, may bid at any sale or sales had under the terms of the Mortgage and may purchase the Collateral, or any part thereof, if the highest bidder therefor. The purchaser at any such sale or sales shall be under no obligation to see to the proper application of the purchase money. At any foreclosure sale any part or all of the Collateral, real, personal or mixed, may be offered for sale in parcels or en mass for one total price, the proceeds of any such sale en masse to be accounted for in one account without distinction between the items included therein or without assigning to them any proportion of such proceeds, Alcool hereby waiving the application of any doctrine of marshalling or like proceeding. If the Bank, in the exercise of the power of sale herein given, elects to sell the Collateral in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Collateral not previously sold shall have been sold or all the Obligations shall have been paid in full. The Board and Alcool hereby waive any equitable rights otherwise available to either of them with respect to marshalling of assets hereunder, so as to require separate sales of the fee estate and the leasehold estate encumbered hereby or to require the Bank to exhaust its remedies against either one or the other; and the Board and Alcool hereby express consent to and authorize, at the option of the Bank, the sale, either separately or together, of the fee estate and leasehold estate, or otherwise the merger, prior to sale, of the leasehold estate into the fee estate in order that the fee estate may be sold free and clear of the leasehold estate.

         Section 8.05    Project Equipment

         (a) The Bank shall have and may exercise with respect to any or all of the Project Equipment all rights, remedies and powers of a mortgagee under Alabama law or a secured party under the Alabama Uniform Commercial Code with reference to the Project Equipment or any other items in which a security interest has been granted herein, including without limitation the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the Project Equipment and any part or parts thereof in any manner, to the fullest extent authorized or permitted under the Alabama Uniform Commercial Code after default hereunder, without regard to preservation of the Project Equipment or their value and without the necessity of a court order. The Bank shall have, among other rights, the right to take possession of the Project Equipment and to enter upon any premises where the same may be situated for the purpose of repossessing the same without being guilty of trespass and without liability for damages occasioned thereby and to take any action deemed appropriate or desirable by the Bank, at its option and in its sole discretion, to repair, restore or otherwise prepare the Project Equipment for sale or lease or other use or disposition. To the extent permitted by law, Alcool expressly waives any notice of sale or any other disposition of the Project Equipment and any rights or remedies of the Bank with respect to, and the formalities prescribed by law relative to, the sale or disposition of the Project Equipment or to the exercise of any other right or remedy of the Bank existing after default. To the extent that such notice is required and cannot be waived, Alcool agrees that if such notice is given to Alcool in accordance with the provisions of Section 9.08 below, at least 10 days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving said notice.

         (b) The Board and Alcool agree that the Bank may sell or dispose of the Project Equipment in accordance with the rights and remedies granted under this Mortgage with respect to the real property covered hereby. Alcool hereby grants to the Bank the right, at its option after default by Alcool, to transfer at any time to itself or its nominee the Project Equipment or any part thereof and to receive the monies, income, proceeds and benefits attributable to the same and to hold the same as additional Collateral or to apply it on the Obligations in such order and manner as the Bank may elect. Alcool covenants and agrees that all recitals in any instrument transferring, assigning, leasing or making other disposition of the Project Equipment or any part thereof shall be full proof of the matters stated therein, and no other proof shall be required to establish the legal propriety of the sale or other action taken by the Bank and that all prerequisites of sale shall be presumed conclusively to have been performed or to have occurred.

         Section 8.06    Conveyance After Sale

         The Board and Alcool hereby authorize and empower the Bank or the auctioneer at any foreclosure sale had hereunder, for and in the name of the Board and Alcool, to execute and deliver to the purchaser or purchasers of any of the Collateral sold at foreclosure good and sufficient deeds of conveyance or bills of sale thereto.

         Section 8.07    Rents and Leases

         (a) If an Event of Default exists, the Bank, at its option, shall have the right, power and authority to exercise and enforce any or all of the following rights and remedies with respect to Rents and Leases:

                  (1) to terminate the license granted to Alcool in Article II hereof to collect the Rents, and, without taking possession, in the Bank's own name to demand, collect, receive, sue for, attach and levy the Rents, to give proper receipts, releases and acquittances therefor, and after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorney's fees, to apply the net proceeds thereof to the Obligations in such order and amounts as the Bank may choose (or hold the same in a reserve as security for the Obligations);

                  (2) without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, or by a receiver to be appointed by court, to enter upon, take possession of, manage and operate the Collateral or any part thereof for the account of Alcool, make, modify, enforce, cancel or accept surrender of any Sublease, remove and evict any sublessee, increase or reduce rents, decorate, clean and make repairs, and otherwise do any act or incur any cost or expenses the Bank shall deem proper to protect the security hereof, as fully and to the same extent as Alcool could do if in possession, and in such event to apply any funds so collected to the operation and management of the Collateral (including payment of reasonable management, brokerage and attorney's fees) and payment of the Obligations in such order and amounts as the Bank may choose (or hold the same in reserve as security for the Obligations);

                  (3) to take whatever legal proceedings may appear necessary or desirable to enforce any obligation or covenant or agreement of Alcool under this Mortgage.

         (b) The collection of the Rents and application thereof (or holding thereof in reserve) as aforesaid or the entry upon and taking possession of the Collateral or both shall not cure or waive any default or waive, modify or affect any notice of default under this Mortgage, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Bank, once exercised, shall continue for so long as the Bank shall elect, notwithstanding that the collection and application aforesaid of the Rents may have cured the original default. If the Bank shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

         Section 8.08    Application of Proceeds

         All payments then held or thereafter received by the Bank as proceeds of the Collateral, as well as any and all amounts realized by the Bank in connection with the enforcement of any right or remedy under or with respect to this Mortgage, shall be applied by the Bank as follows:

                  (1) to reimburse the Bank for any payments made under the Letter of Credit, to accrued but unpaid commissions, fees, costs and charges under the Credit Agreement, and to the payment of all costs and expenses of any kind then or thereafter at any time reasonably incurred by the Bank in exercising its rights under this Mortgage and under the Credit Agreement or otherwise reasonably incurred by the Bank in collecting or enforcing payment of the Obligations, as well as to the payment of any other amount then or thereafter at any time owing by Alcool to the Bank under the Credit Agreement or under this Mortgage, all in such priority as among such principal, interest, costs, fees, expenses and other amounts as the Bank shall elect;

                  (2) any balance remaining after payment in full of all amounts referred to in paragraph (1) above shall be applied by the Bank to any other Obligations then owing by Alcool to the Bank;

                  (3) any balance remaining after payment in full of all amounts referred to in paragraphs (1) and (2) above shall be held by the Bank as a cash collateral reserve against the making of any payment under the Letter of Credit (if then outstanding); and

                  (4) any balance remaining after payment in full of all amounts referred to in paragraphs (1), (2) and (3) above shall be paid by the Bank to Alcool or to whomever else may then be legally entitled thereto.

         Section 8.09    Multiple Sales

         The Bank shall have the option to proceed with foreclosure, either through the courts or by proceeding with foreclosure as provided for in this Mortgage, but without declaring all of the Obligations due. Any such sale may be made subject to the unmatured part of the Obligations, and such sale, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Obligations this Mortgage shall remain in full force and effect as though no sale had been made under the provisions of this Section. Several sales may be made under the provisions of this Section without exhausting the right of sale for any remaining part of the Obligations whether then matured or unmatured, the purpose hereof being to provide for a foreclosure and sale of the Collateral for any matured part of the Obligations without exhausting any power of foreclosure and the power to sell the Collateral for any other part of the Obligations, whether matured at the time or subsequently maturing.

         Section 8.10    Waiver of Appraisement Laws

         The Board and Alcool waive, to the fullest extent permitted by law, the benefit of all laws now existing or hereafter enacted providing for (i) any appraisement before sale of any portion of the Collateral (commonly known as appraisement laws) or (ii) any extension of time for the enforcement of the collection of the Obligations or any creation or extension of a period of redemption from any sale made in collecting the Obligations (commonly known as stay laws and redemption laws).

                                   ARTICLE IX

                            Miscellaneous Provisions

         Section 9.01    General Provisions Regarding Remedies

         The exercise by the Bank of any option given under the terms of this Mortgage shall not be considered as a waiver of the right to exercise any other option given herein, and the filing of a suit to foreclose the lien and security interest granted by this Mortgage, either on any matured portion of the Obligations or for the whole of the Obligations, shall not be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the publication of notices for foreclosure preclude the prosecution of a later suit thereon. No failure or delay on the part of the Bank in exercising any right, power or remedy under this Mortgage shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies provided in this Mortgage and in the Credit Agreement are cumulative and not exclusive of any remedies provided by law. No amendment, or modification shall be effective unless signed in writing by the parties hereto and no termination or waiver of any provisions of this Mortgage or the Credit Agreement, nor consent to any departure by Alcool therefrom, shall be effective unless the same shall be in writing and signed by an executive officer of the Bank, and then such waiver of consent, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Alcool in any case shall entitle Alcool to any other or further notice or demand in similar or other circumstances.

         Section 9.02    Landlord-Tenant Relationship

         Any sale of the Collateral under this Mortgage shall, without further notice, create the relationship of landlord and tenant at sufferance between the purchaser and Alcool.

         Section 9.03    Enforceability

         If any provision of this Mortgage is now or at any time hereafter becomes invalid or unenforceable, the other provisions hereof shall remain in full force and effect, and the remaining provisions hereof shall be construed in favor of the Bank to effectuate the provisions hereof.

         Section 9.04    Application of Payments

         If the lien or the security interest created by this Mortgage is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral, the unsecured or partially secured portion of the Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Obligations, and all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on and applied to the full payment of that portion of the Obligations that is not secured or not fully secured by the lien or security interest created hereby.

         Section 9.05    Advances by Bank

         If Alcool shall fail to comply with the provisions hereof with respect to the securing of insurance, the payment of taxes, assessments and other charges, the keeping of the Collateral in repair, or any other term or covenant herein contained, the Bank may (but shall not be required to) make advances to perform the same, and where necessary enter or take possession of the Collateral for the purpose of performing any such term or covenant. Alcool agrees to repay all sums advanced upon demand, with interest from the date such advances are made, at the Post Default Rate (to the fullest extent permitted by applicable law), and all sums so advanced, with interest, shall be secured hereby.

         Section 9.06    Release or Extension by Bank

         The Bank, without notice, may release any part of the Collateral or any person liable for the Obligations without in any way affecting the rights of the Bank hereunder as to any part of the Collateral not expressly released and may agree with any party with an interest in the Collateral to extend the time for payment of all or any part of the Obligations or to waive the prompt and full performance of any term, condition or covenant of this Mortgage or the Credit Agreement.

         Section 9.07    Partial Payments

         Acceptance by the Bank of any payment of less than the amount due on the Obligations shall be deemed acceptance on account only, and the failure of Alcool to pay the entire amount then due shall be and continue to constitute an Event of Default, and at any time thereafter and until the entire amount due on the Obligations has been paid, the Bank shall be entitled to exercise all rights conferred on it by the terms of this Mortgage in case of the existence of an Event of Default.

         Section 9.08    Addresses for Notices

         (a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, Alcool, the Board or the Bank shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Mortgage) either (i) delivered personally to the party or, if such party is not an individual, to an officer, or other legal representative of the party to whom the same is directed, or (ii) mailed by certified mail, postage prepaid and addressed as follows:

                  (1)      if to Alcool:

                           Alcool, Inc.
                           2511 MidPark Road
                           Montgomery, AL 36109
                           Attention:  James Gowan, President

                  (2)      if to the Board:

                           The Industrial Development Board
                           of the City of Montgomery
                           c/o Mr. Sol E. Brinsfield, Jr.
                           Suite 1409 Union Bank Tower
                           Montgomery, Alabama 36104
                           Attention:  Chairman

                  (3)      if to the Bank:

                           SouthTrust Bank,
                           National Association
                           Post Office Box 230517 [36123-0517]
                           2895 Eastern Boulevard
                           Montgomery, Alabama 36116
                           Attention:  Mr. John W. Livings

Alcool, the Board and the Bank may specify a different address for the receipt of such documents by mail by giving notice of the change in address to the other parties identified in this subsection.

         (b) Any such notice or other document shall be deemed to be received
(i) as of the date delivered, if delivered personally in accordance with subsection (a)(i) of this Section, or (ii) as of 3 days after the date deposited in the mail, if mailed in accordance with subsection (a)(ii) of this Section.

         Section 9.09    Construction of Mortgage

         This Mortgage may be construed as a mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and security interest created hereby and the purposes and agreements herein set forth.

         Section 9.10    Limitation of Liability

         Anything contained herein to the contrary notwithstanding, the obligations of the Board hereunder shall be limited obligations of the Board payable solely from the payments by Alcool under the Lease Agreement and any other revenues received by the Board from the lease or sale of the Project Equipment.

         No recourse shall be had for the payment of the principal of, premium (if any), or interest on the Bonds or for any claims based thereon or upon any obligation, covenant or agreement herein contained, against any incorporator of the Board, or against any past, present or future officer, employee or member of the board of directors of the Board or any successor corporation, as such, either directly or through the Board or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporators, officers, employees or directors of the Board as such is hereby expressly waived and released as a condition of and in consideration for the execution of this instrument and the issuance of the Bonds.

         Section 9.11    Cooperation with Alcool

         The Board will cooperate with Alcool to the end that the Project Equipment may be leased by Alcool in the most successful and productive manner possible.

         Section 9.12    Collection and Disposition of Revenues and Receipts

         The Board will promptly collect or cause to be collected all revenues and receipts derived from the leasing or sale of the Project Equipment by the Board as the same become due and will cause all such revenues and receipts as collected to be paid over to and deposited with the Trustee for disposition in accordance with and as provided in the Indenture and this Mortgage.

         Section 9.13    Board to Keep Project Equipment Leased

         The Board will cooperate with the Bank and Alcool to keep the Project Equipment leased to lessees qualified under the Enabling Law at all times for a rent sufficient to pay the installments of principal and interest on the Bonds as the same mature and come due, and also, unless leased under an agreement requiring the lessee to take out, maintain and pay for adequate and proper insurance of the Project Equipment and requiring the lessee to keep and maintain the Project Equipment in good repair and operating condition, sufficient also to pay the cost of such insurance and such maintenance and repair. Should there be a default under the Lease Agreement with the result that the right of possession of the Project Equipment under the Lease Agreement is returned to the Board, the Board shall fully cooperate with the Bank and shall diligently proceed in good faith and use its best efforts to secure another qualified lessee or lessees for the Project Equipment to the end that at all times sufficient revenues and receipts will be derived from the Project Equipment promptly to meet and pay the installments of principal and interest on the Bonds as the same become due and payable, as well as covering the cost of maintaining and insuring the Project Equipment. Nothing herein, however, shall be construed as requiring the Board to operate the Project Equipment.

         IN WITNESS WHEREOF, the Board and Alcool have each caused this instrument to be executed in its name under seal and attested, respectively, all by its duly authorized officers, and the parties have caused this instrument to be dated as of February 1, 1999.


                                        THE INDUSTRIAL DEVELOPMENT BOARD
                                        OF THE CITY OF MONTGOMERY


                                        By:___/s/_______________________________
__________________________________
                                           Its Chairman

ATTEST:

__________________________________
Its Secretary

STATE OF ALABAMA

COUNTY OF MONTGOMERY

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that R. E. Thornton, Jr., whose name as Chairman of The Industrial Development Board of the City of Montgomery, a public corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, in his capacity as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

         GIVEN under my hand this the 8th day of March, 1999.


                                        ________________________________________
                                        Notary Public
(SEAL)
                                        My commission expires:__________________

                                        ALCOOL, INC.


                                        By:___/s/_______________________________
__________________________________
                                           Its President
ATTEST:

__________________________________
Its Secretary



STATE OF ALABAMA

COUNTY OF MONTGOMERY

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that James D. Gowan, whose name as President of Alcool, Inc., a corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, in his capacity as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

         GIVEN under my hand this the 8th day of March, 1999.


                                        ________________________________________
                                        Notary Public
(SEAL)
                                        My commission expires:__________________

                                        SOUTHTRUST BANK,
                                          NATIONAL ASSOCIATION

                                        By:___/s/_______________________________
__________________________________
                                           Its__________________________________
__________________________________






STATE OF ALABAMA

COUNTY OF MONTGOMERY

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that ____________________________________, whose name as
_______________________ of SouthTrust Bank, National Association, a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, in his capacity as such officer, and with full authority, executed the same voluntarily for and as the act of said association.

         GIVEN under my hand this the 8th day of March, 1999.


                                        ________________________________________
                                        Notary Public
(SEAL)
                                        My commission expires:__________________

                                    EXHIBIT A

                                  Real Property



         Lot 2-9B according to the Map of Part of Parcel 1-7 Gunter Industrial Park Plat 1 and Parcel 2-9 Gunter Industrial Park Plat 2, being in the west 1/2 of Section 35, T17N, R18E and Section 1, T16N, R18E, Montgomery County, Alabama, as said map appears of record in the office of the Judge of Probate of Montgomery County, Alabama, in Plat Book 27, Page 80, containing 6.26 acres, more or less.

                                    EXHIBIT B

                                Project Equipment


       Item                         Description
       ----                         -----------

         1                 (2) Indexing C.A.B Furnaces and Fluxer
         2                 (2) Manual Core Assembly Machines
         3                 FIN Machine #1
         4                 Continuous Core Builder #1
         5                 FIN Machine #2
         6                 Paint Line
         7                 Hydrophilic Coating Line
         8                 Jigs and Fixtures
         9                 (2) Test Tanks
         10                Multi-Core Assembly Machine
         11                (2) Cooling Towers
         12                Air Compressor with Dryer
         13                Furniture and Computers
         14                Conveyors
         15                (2) Fork Lifts
         16                Serpentine Core Assembly Machine
         17                Helium Leak Tester
         18                Storage Racks
         19                Floor Scrubber
         20                Trash Compactor
         21                TIG Welder
         22                Bus Bar



All other furniture, furnishings, machinery, equipment and other personal property owned by The Industrial Development Board of the City of Montgomery or by Alcool, Inc. and located on the Real Property described in Exhibit A hereto and used in connection with the operation of the manufacturing facilities located thereon.